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                                  Exhibit 2(e)



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April 24, 1997



To whom it may concern,

I consent to the reference to my name in the prospectus included as part of this post-effective amendment no. 3 to the Registration Statement of NASL Variable Life Account on Form S-6 (file No. 33-92466).

Very Truly Yours,

/s/ James D. Gallagher

James D. Gallagher
Vice President, Secretary and
General Counsel

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